As filed with the Securities and Exchange Commission on September 27, 2002
                                          Registration No. 333-________
==========================================================================
                    U.S. Securities and Exchange Commission
                            Washington, D.C. 20549

                                   FORM S-8

                            Registration Statement
                       Under the Securities Act of 1933

                         BENCHMARK TECHNOLOGY CORPORATION
              --------------------------------------------------
              (Exact Name of Registrant as specified in charter)

           Nevada                   000-31715             91-2007478
     ------------------------   -----------------   -----------------------
     (State of Incorporation)   (SEC File Number)   (IRS Employer I. D. No.)

               1250 South Burnham, Ste. 212, Las Vegas, NV  89104
               --------------------------------------------------
                     (Address of principal executive offices)

                      Consulting Services Plan of Agreement
                      -------------------------------------
                             (Full Title of the Plan)

                                John Dean Harper
                         1250 South Burnham, Ste. 212
                              Las Vegas, NV 89104
                    --------------------------------------
                    (Name and Address of agent for Service

                                (702) 384-8692
         -------------------------------------------------------------
         (Telephone number, including area code for agent for service)

                        CALCULATION OF REGISTRATION FEE

============================================================================
                                  Proposed        Proposed
Title of                          maximum         maximum
securities       Securities       offering        aggregate     Amount of
to be            to be            price per       offering      Registration
registered       registered (1)   share (2)       price (2)     Fee (3)
----------       --------------   ---------       ---------     ------------
Common           700,000          $0.07           $49,000       $4.51
$0.001 par
value shares
============================================================================

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend, or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on September 24, 2002 by the NASD OTC Bulletin Board.


                               EXPLANATORY NOTE

      In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II


Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

(a)               All reports filed pursuant to  Section  13(a) or 15(d) of the
            Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2001 and Quarterly Reports on Forms 10-QSB for the quarters ending March 31, and June 30, 2002.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4. DESCRIPTION OF SECURITIES

      Not applicable, the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Certain legal matters in connection with this registration statement will be passed upon for Benchmark Technology Corporation by Thomas C. Cook, Esq., Attorney at Low of Thomas C. Cook & Associates, LTD. Thomas C. Cook is not a shareholder in Benchmark Technology Corporation.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Bylaws of the Company provide for indemnification of its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws of the Company further states that the Company shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable Nevada law. The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article. However, the Company has yet to purchase any such insurance and has no plans to do so. The Articles of Incorporation of the Company states that a director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this Article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

Article VI of the Articles of Incorporation states: "A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal of modification." Article VII of the Articles of Incorporation states: "Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article." Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.


Item 8. EXHIBITS.

      The following documents are incorporated by reference from the Company's Periodic Report filings, SEC File # 0-31715, as filed with the Securities & Exchange Commission.

Exhibit Number                Description

      (3.1)*   Articles of Incorporation of Benchmark Technology Corporation
      (3.2)*   By-Laws
      (4.1)    Consulting Services Plan of Agreement with Randy Petas and
               Brad Wettstein
      (5.1)    Opinion of Counsel and consent regarding the legality of the securities registered under this Registration Statement
     (23.1)    Consent of Independent Certifying Public Accountant
___________________
* Previously filed.


Item 9. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada.

Dated:  September 25, 2002

                                    BENCHMARK TECHNOLOGY CORPORATION
                                    a Nevada corporation


                                     /s/ John Dean Harper
                                    -------------------------
                                         John Dean Harper
                                         President, Director


Pursuant  to  the  requirements of the Securities Act of 1933, this report  has
been signed below by  the   following   persons on behalf of the Company and in
the capacities and on the dates indicated.


Dated:  September 25, 2002

                                     /s/ John Dean Harper
                                    -------------------------
                                         John Dean Harper
                                         President, Director